Exhibit 99.1

READY CAPITAL AND ANWORTH MORTGAGE ASSET CORPORATION ANNOUNCE MERGER TRANSACTION

- Transaction Will Create a Scaled Commercial Mortgage REIT with a Combined Capital Base in Excess of
$1 Billion and a Diversified Investment Portfolio -

- Substantially Improved Operating Leverage Due to Increased Scale -

- Investment Portfolio Redeployment to Drive Long-Term Earnings Accretion -

New York, NY, & Santa Monica, CA, December 7, 2020 /PRNewswire/ – Ready Capital Corporation (NYSE:RC) (“Ready Capital”), a multi-strategy real estate finance company that originates, acquires, finances and services small- to medium-sized balance commercial loans, and Anworth Mortgage Asset Corporation (NYSE:ANH) (“Anworth”), a specialty finance REIT that focuses primarily on investments in residential mortgage-backed securities, announced today that they have entered into a definitive merger agreement pursuant to which Ready Capital will combine with Anworth. The combined company is expected to have a pro forma equity capital base in excess of $1 billion. The combination is expected to enhance shareholder liquidity and provide for increased operating leverage across the larger equity base.

Under the terms of the merger agreement, each share of Anworth common stock will be converted into 0.1688 shares of Ready Capital common stock and $0.61 of cash consideration. Based on Ready Capital’s closing stock price on Friday, December 4, 2020, the implied offer price is $2.94 per share. Upon the closing of the merger, Ready Capital stockholders are expected to own approximately 76% of the combined company’s stock, while Anworth stockholders are expected to own approximately 24% of the combined company’s stock. Ready Capital will also assume Anworth’s three outstanding series of preferred stock.

In connection with the merger, Waterfall Asset Management, LLC (“Waterfall”), Ready Capital’s external manager, has agreed to reduce the base management fee it charges Ready Capital by an aggregate of $4 million over the four quarters immediately following the closing of the transaction.

Based on the closing prices of Ready Capital’s common stock on December 4, 2020, the market capitalization of the combined company would be approximately $984 million. The combined company will operate under the name Ready Capital and its shares are expected to continue trading on the New York Stock Exchange under the existing ticker symbol “RC”.

“This merger highlights our continued focus on establishing Ready Capital as an industry-leading mortgage REIT, with the scale and financial resources to pursue compelling risk-adjusted returns across its diversified investment platform,” stated Ready Capital Chairman and Chief Executive Officer Thomas Capasse. “The combined company will be in a more formidable position to execute its business plan, improve operating and cost efficiencies, and continue growth in a prudent and profitable manner.”

Anticipated Benefits to Ready Capital and Anworth Stockholders from the Merger

•	Over $1 billion combined capital base and a diversified investment portfolio

•	Portfolio redeployment will enable Ready Capital to capitalize on attractive investment opportunities

•	Scale advantages include:

▪	Reduced operating expenses (as a percentage of combined capital base)

▪	Improved access to financing, including corporate debt funding alternatives

▪	Greater portfolio diversification

▪	Enhanced shareholder liquidity and investor base diversity

Management, Governance and Corporate Headquarters

Upon completion of the merger, Ready Capital’s Chairman and Chief Executive Officer Thomas Capasse will lead the company and Ready Capital executives Jack Ross, Thomas Buttacavoli, Andrew Ahlborn and Gary Taylor will remain in their current roles. The combined company will be headquartered in New York, New York. The Board of the combined company is expected to have eight directors, consisting of Ready Capital’s existing seven directors and one independent director from Anworth’s current Board.

Timing and Approvals

The transaction has been unanimously approved by each of the Boards of Directors of Ready Capital and Anworth. The transaction is expected to close by the end of the first quarter of 2021, subject to the respective approvals by the stockholders of Anworth and Ready Capital and other customary closing conditions.

Advisors

Wells Fargo Securities is acting as exclusive financial advisor and Alston & Bird LLP is acting as legal advisor to Ready Capital. Credit Suisse is acting as exclusive financial advisor and Greenberg Traurig LLP is acting as legal advisor to the Board of Directors of Anworth.

Additional Information about the Merger

In connection with the proposed merger, Ready Capital expects to file with the Securities and Exchange Commission (the “SEC”) a registration statement on Form S-4, containing a joint proxy statement/prospectus, and other documents with respect to the proposed merger. The joint proxy/prospectus will contain important information about the proposed transaction and related matters. STOCKHOLDERS OF READY CAPITAL AND ANWORTH ARE URGED TO READ THE REGISTRATION STATEMENT AND THE JOINT PROXY STATEMENT/PROSPECTUS (INCLUDING ALL AMENDMENTS AND SUPPLEMENTS THERETO) AND OTHER RELEVANT DOCUMENTS FILED BY READY CAPITAL AND ANWORTH WITH THE SEC CAREFULLY IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT READY CAPITAL, ANWORTH AND THE PROPOSED MERGER.

Stockholders of Ready Capital and Anworth may obtain free copies of the registration statement, the joint proxy statement/prospectus and other relevant documents filed by Ready Capital or Anworth with the SEC (if and when they become available) through the website maintained by the SEC at www.sec.gov. Copies of the documents filed by Ready Capital with the SEC are also available free of charge on Ready Capital’s website at www.readycapital.com. Copies of the documents filed by Anworth with the SEC are also available free of charge on Anworth’s website at www.anworth.com.

This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the U.S. Securities Act of 1933, as amended.

Participants in Solicitation Relating to the Merger

Ready Capital, Anworth and their respective directors and executive officers, and certain other affiliates of Ready Capital and Anworth may be deemed to be participants in the solicitation of proxies from the stockholders of Ready Capital and Anworth in respect of the proposed merger. Information regarding Ready Capital’s directors and executive officers can be found in Ready Capital’s definitive proxy statement filed with the SEC on May 14, 2020 and Ready Capital’s most recent Annual Report filed on Form 10-K for the fiscal year ended December 31, 2019. Information regarding Anworth’s directors and executive officers can be found in Anworth’s definitive proxy statement filed with the SEC on March 16, 2020 and Anworth’s most recent Annual Report filed on Form 10-K for the fiscal year ended December 31, 2019. Additional information regarding the interests of such potential participants will be included in the joint proxy statement/prospectus and other relevant documents filed with the SEC in connection with the proposed merger if and when they become available. These documents are available free of charge on the SEC’s website and from Ready Capital or Anworth, as applicable, using the sources indicated above.

Forward-Looking Statements

This press release contains statements that constitute “forward-looking statements,” as such term is defined in Section 27A of the Securities Act and Section 21E of the Exchange Act and such statements are intended to be covered by the safe harbor provided by the same. These statements are based on current expectations and beliefs of Ready Capital and Anworth and are subject to a number of trends and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements; neither Ready Capital nor Anworth can give any assurance that its expectations will be attained.

Factors that could cause actual results to differ materially from expectations include, but are not limited to, the risk that the merger will not be consummated within the expected time period or at all; the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; the inability to obtain stockholder approvals relating to the merger and issuance of shares in connection therewith or the failure to satisfy the other conditions to completion of the merger; risks related to disruption of management attention from the ongoing business operations due to the proposed merger; the effect of the announcement of the proposed merger on Ready Capital’s and Anworth’s operating results and businesses generally; the outcome of any legal proceedings relating to the merger; the ability to retain key personnel; availability of suitable investment opportunities; changes in interest rates; changes in the yield curve; changes in prepayment rates; the availability and terms of financing; general economic conditions; market conditions; conditions in the market for small balance commercial loans and other investments; legislative and regulatory changes that could adversely affect the businesses of Ready Capital and Anworth; and other factors, including those set forth in the Risk Factors section of Ready Capital’s and Anworth’s most recent Annual Reports on Form 10- K and other reports filed by Ready Capital and Anworth with the SEC, copies of which are available on the SEC's website, www.sec.gov. Neither Ready Capital nor Anworth undertakes any obligation to update these statements for revisions or changes after the date of this press release, except as required by law.

About Anworth Mortgage Asset Corporation

Anworth Mortgage Asset Corporation (NYSE: ANH), a Maryland corporation, is a specialty finance mortgage company organized to qualify as a real estate investment trust (“REIT”) that invests primarily in mortgage-backed securities that are either rated “investment grade” or are guaranteed by federally sponsored enterprises, such as Fannie Mae or Freddie Mac. Anworth seeks to generate income for distribution primarily based on the difference between the yield on their mortgage assets and the cost of their borrowings. Anworth Mortgage Asset Corporation is headquartered in Santa Monica, California, and is externally managed and advised by Anworth Management LLC.

About Ready Capital Corporation

Ready Capital Corporation (NYSE: RC) is a multi-strategy real estate finance company that originates, acquires, finances and services small- to medium-sized balance commercial loans. Ready Capital specializes in loans backed by commercial real estate, including agency multifamily, investor and bridge as well as SBA 7(a) business loans. Headquartered in New York, New York, Ready Capital employs over 400 lending professionals nationwide. The company is externally managed and advised by Waterfall Asset Management, LLC.

Contact

Ready Capital

Investor Relations

Ready Capital Corporation

212-257-4666

InvestorRelations@readycapital.com

Anworth

Investor Relations

Anworth Mortgage Asset Corporation

Attn: John T. Hillman

(310) 255-4438

jhillman@anworth.com